Exhibit 99.1

CBTX, Inc. Reports Fourth  Quarter and Year End Financial Results

Houston, Texas, January 29, 2020 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced net income of $12.6 million, or $0.50 per diluted share, for the quarter ended December 31, 2019, compared to $13.1 million, or $0.52 per diluted share, for the quarter ended September 30, 2019 and $14.1 million, or $0.56 per diluted share, for the quarter ended December  31, 2018.

The Company reported net income for the year ended December 31, 2019 of  $50.5 million, or $2.02 per diluted share, compared to $47.3 million, or $1.89 per diluted share for the year ended December 31, 2018.

Robert R. Franklin, Jr., CBTX, Inc. Chairman, CEO and President said, “Our Company is proud to announce a record year of earnings for 2019. The CommunityBank of Texas family stayed true to relationship banking while delivering strong credit quality and continuing to build shareholder value.”

Mr. Franklin added, “We operate in strong, competitive markets for loans and deposits. Although the Federal Reserve continued to lower rates in the last half of the year, we were able to maintain a healthy net interest margin. Our historic trend of fourth quarter interest-bearing deposit growth also allowed us to adjust deposit rates late in November. We believe that the pressure of lower interest rates will extend into 2020, but we are hopeful of a stabilizing rate environment as we move into the year.”

“We are also cautious around what could be a very contentious election season which we believe may lead businesses to slow their decision making, especially later in the year,” said Mr. Franklin. “We will continue to hire additional producers, spend on technology to support our business and to look for acquisition opportunities.” “Our goal is to remain disciplined in our relationship banking approach while building shareholder value and a quality earnings stream.”

Highlights

•	Net income increased $3.2 million, or 6.8%, during 2019, as compared to 2018.
•	Loans were $2.6 billion at December 31, 2019, compared to $2.7 billion at September 30, 2019 and $2.4 billion at December 31, 2018.
•

Net interest margin on a tax equivalent basis was 4.18% for the quarter ended December  31, 2019, compared to 4.43% for the quarter ended September 30, 2019 and 4.42% for the quarter ended December  31, 2018.

•	The cost of interest-bearing deposits was 1.08% for the quarter ended December 31, 2019, compared to 1.05% for the quarter ended September 30, 2019 and 0.89% for the quarter ended December 31, 2018.
•	Nonperforming assets remain low relative to total assets at 0.03% at December 31, 2019, compared to 0.03% of total assets at September 30, 2019 and 0.11% of total assets at December 31, 2018.
•

The Company will adopt the new accounting standard related to current expected credit losses, or CECL, effective January 1, 2020 and expects to have an allowance for credit losses to loans ratio of 1.10% to 1.14%, with the increase to be largely due to unfunded commitments.

Operating Results

Net Interest Income

Net interest income was $33.8 million for the fourth quarter of 2019, compared to $34.6 million for the third quarter of 2019 and $33.2 million for the fourth quarter of 2018.  Net interest income decreased $789,000 during the fourth quarter of 2019, compared to the third quarter of 2019, due to lower average yields on loans and other interest earning assets and higher average interest-bearing deposits,  partially offset by higher average loans and other interest earning assets.

Net interest income increased $566,000 in the fourth quarter of 2019, compared to the fourth quarter of 2018, primarily due to higher average loans, partially offset by higher average interest-bearing deposits, higher average rates on Federal Home Loan Bank advances and lower average yields on loans and other interest earning assets.

Net interest income increased $11.3 million during 2019,  compared to 2018, primarily due to increases in average loan yields and volume, partially offset by increased average rates on interest-bearing deposits and higher average Federal Home Loan Bank advances. Loan growth during 2019 was funded through increased interest-bearing deposits, noninterest-bearing deposits and Federal Home Loan Bank advances. During 2019, the costs of interest-bearing deposits have trended upward due to competitive stress on rates but remain a  low-cost source of funds as compared to other sources of funds such as debt.

Provision/Recapture for Loan Losses

The provision for loan loss was a recapture of $148,000 for the fourth quarter of 2019, compared to provision of $579,000 for the third quarter of 2019 and  a $2.2 million recapture for the fourth quarter of 2018. The recapture in the fourth quarter of 2019 was primarily due to a decrease in loan balances. The recapture in the fourth quarter of 2018 resulted from strong credit quality, continuing low nonperforming and impaired loans and minimal charge-off history. The provision for loan loss was $2.4 million for 2019, compared to a recapture of $1.8 million for 2018.

The allowance for loan losses was $25.3 million, or 0.96% of total loans, at December 31, 2019, compared to $25.6 million, or 0.96% of total loans, at September 30, 2019 and $23.7 million, or 0.97% of total loans, at December  31, 2018.

Noninterest Income

Noninterest income was $3.7 million for the fourth quarter of 2019,  compared to $4.1 million for the third quarter of 2019 and $3.9 million for the fourth quarter of 2018. Swap origination fees, which are included in other noninterest income, were $428,000 in the third quarter of 2019, as compared to $45,000 in the fourth quarter of 2019 and $52,000 for the fourth quarter of 2018.

Noninterest income was $18.6 million for 2019,  an increase of $4.4 million compared to 2018, primarily due to the receipt of nontaxable death benefit proceeds of $4.7 million under bank-owned life insurance policies and a resulting gain of $3.3 million over the carrying value. In addition, swap origination fees increased $832,000 during 2019 as compare to 2018.

Noninterest Expense

Noninterest expense was $22.1 million for the fourth quarter of 2019, compared to $22.0 million for the third quarter of 2019 and $21.8 million for the fourth quarter of 2018. Noninterest expense increased $65,000 during the fourth quarter of 2019, compared to the third quarter of 2019, primarily due to increased salaries and benefits, partially offset by decreased legal fees, which are included in professional and director fees. The Bank incurred legal fees of $363,000 in the fourth quarter of 2019, compared to $729,000 in the third quarter of 2019.

Noninterest expense increased  $354,000 in the fourth quarter of 2019, compared to the fourth quarter of 2018, primarily due to increased  salaries and benefits as a result of annual salary increases in 2019 and higher stock compensation expense due to grants of restricted stock, increased legal fees, increased occupancy costs and increased telephone and communication costs, partially offset by a  decrease in regulatory fees.

Noninterest expense increased  $8.1 million during 2019, compared to 2018, primarily due to a $4.7 million  increase in salaries and benefits as a result of annual salary increases in 2019 and increased stock compensation expense due to grants of restricted stock and a $3.5 million increase in legal fees, partially offset by a $915,000 decrease in regulatory fees.

Income Taxes

Income tax expense was $2.9 million for the fourth quarter of 2019,  compared to $3.0 million for the third quarter of 2019 and $3.4 million for the fourth quarter of 2018. The effective tax rates were 18.69% for the fourth quarter of 2019,  18.61% for the third quarter of 2019 and 19.32% for the fourth quarter of 2018.

Income tax expense was $11.6 million for 2019 and $11.4 million for 2018.The effective tax rates were 18.64% for 2019 and 19.37% for 2018. The decrease in the effective tax rate for 2019 was primarily due to the nontaxable gain related to the bank-owned life insurance policies noted above.

Balance Sheet Highlights

Loans

Loans, excluding loans held for sale, were $2.6 billion at December  31, 2019,  $2.7 billion at September 30, 2019 and $2.4 billion at December  31, 2018.  Loans, excluding loans held for sale, decreased $37.7 million, or 1.4%, during the fourth quarter of 2019 due to an increase in loan paydowns, as compared to the third quarter of 2019 and increased $192.3 million, or 7.9%, during 2019 due to organic growth in the loan portfolio, as compared to 2018.

Asset Quality

Nonperforming assets remain low relative to total assets at $977,000, or 0.03% of total assets, at December  31, 2019,  $1.1 million, or 0.03% of total assets, at September 30, 2019 and $3.5 million, or 0.11% of total assets, at December  31, 2018.

Annualized net charge-offs (recoveries) to average loans were 0.02% for the fourth quarter of 2019, 0.05% for the third quarter of 2019 and (0.22%) for the fourth quarter of 2018.

Deposits and Borrowings

Total deposits were $2.9 billion at December  31, 2019, $2.7 billion at September  30, 2019 and $2.8 billion at December  31, 2018. Deposits increased $86.1 million, or 3.1%, during 2019 due to normal fluctuations in customer activities.

We define total borrowings as the total of repurchase agreements,  Federal Home Loan Bank advances and notes payable. Total borrowings were $50.5 million, $121.2 million and $4.1 million at December  31, 2019,  September 30, 2019 and December  31, 2018, respectively.  Borrowings fluctuated between the fourth and third quarter of 2019 and the fourth quarter of 2018 due to increased Federal Home Loan Bank advances to fund loan growth during those periods.

Capital

At December  31, 2019,  the Company remained well capitalized under bank regulatory requirements.  The Company’s total shareholders’ equity to total assets, was 15.40% at December 31, 2019, 15.31% at September 30, 2019 and 14.87% at December 31, 2018. Our ratio of tangible equity to tangible assets was 13.26% at December  31, 2019, 13.13% at September 30, 2019 and 12.56% at December  31, 2018.  Tangible equity to tangible assets is a non-GAAP financial measure.  The most directly comparable GAAP financial measure of tangible equity to tangible assets is total shareholders’ equity to total assets. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to United States generally accepted accounting principles, or GAAP, and the prevailing practices in the banking industry. The Company’s management also evaluates performance based on certain additional non-GAAP financial measures. The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows.

This press release contains certain non-GAAP financial measures including “tangible book value”, “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.5 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; avoid or address interruptions or breaches in the Company’s information system security; address the costs and effects of regulatory or other government inquiries, the results of regulatory examinations, investigations or reviews or the ability to obtain the required regulatory approvals; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	Three Months Ended					Year Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Profitability:
Net income	$12,636	$13,076	$14,315	$10,490	$14,112	$50,517	$47,289
Basic earnings per share	$0.51	$0.52	$0.57	$0.42	$0.57	$2.03	$1.90
Diluted earnings per share	$0.50	$0.52	$0.57	$0.42	$0.56	$2.02	$1.89

Return on average assets (1)	1.43%	1.53%	1.72%	1.30%	1.71%	1.50%	1.50%
Return on average shareholders' equity (1)	9.40%	9.92%	11.30%	8.59%	11.66%	9.81%	10.18%
Net interest margin- tax equivalent (1)	4.18%	4.43%	4.53%	4.56%	4.42%	4.42%	4.35%
Efficiency ratio (2)	58.96%	56.98%	56.25%	61.34%	58.67%	58.30%	59.04%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	15.40%	15.31%	15.18%	15.19%	14.87%	15.40%	14.87%
Tangible equity to tangible assets (3)	13.26%	13.13%	12.96%	12.89%	12.56%	13.26%	12.56%
Common equity tier 1 capital ratio	15.52%	14.99%	14.71%	14.53%	14.71%	15.52%	14.71%
Tier 1 risk-based capital ratio	15.52%	14.99%	14.71%	14.53%	14.76%	15.52%	14.76%
Total risk-based capital ratio	16.41%	15.88%	15.59%	15.41%	15.63%	16.41%	15.63%
Tier 1 leverage ratio	13.11%	13.23%	13.12%	13.02%	12.74%	13.11%	12.74%

Other Data:
Weighted average common shares outstanding- Basic	24,951	24,923	24,921	24,910	24,886	24,926	24,859
Weighted average common shares outstanding- Diluted	25,071	25,046	25,042	25,054	25,046	25,053	25,018
Common shares outstanding at period end	24,980	24,923	24,923	24,918	24,907	24,980	24,907
Dividends per share	$0.10	$0.10	$0.10	$0.10	$0.05	$0.40	$0.20
Book value per share	$21.45	$21.07	$20.59	$20.01	$19.58	$21.45	$19.58
Tangible book value per share (3)	$18.01	$17.62	$17.13	$16.54	$16.10	$18.01	$16.10
Employees - full-time equivalents	500	504	508	494	495	500	495

(1)Quarterly ratios are annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

Loans, excluding loans held for sale	$2,639,085	$2,676,824	$2,642,289	$2,544,709	$2,446,823
Allowance for loan losses	(25,280)	(25,576)	(25,342)	(24,643)	(23,693)
Loans, net	2,613,805	2,651,248	2,616,947	2,520,066	2,423,130

Cash and equivalents	372,064	289,399	266,776	276,515	382,070
Securities	231,262	228,061	232,601	228,684	229,964
Premises and equipment	50,875	51,183	51,346	51,453	51,622
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	4,938	5,106	5,318	5,538	5,775
Loans held for sale	1,463	—	1,408	852	—
Operating lease right-to-use asset	12,926	12,864	12,355	12,879	—
Other assets	110,261	112,774	111,805	106,525	105,585
Total assets	$3,478,544	$3,431,585	$3,379,506	$3,283,462	$3,279,096

Noninterest-bearing deposits	$1,184,861	$1,196,720	$1,201,287	$1,229,172	$1,183,058
Interest-bearing deposits	1,667,527	1,547,607	1,537,620	1,521,827	1,583,224
Total deposits	2,852,388	2,744,327	2,738,907	2,750,999	2,766,282

Federal Home Loan Bank advances	50,000	120,000	90,000	—	—
Repurchase agreements	485	1,208	805	1,600	2,498
Junior subordinated debt	—	—	—	—	1,571
Operating lease liabilities	15,704	15,513	14,806	15,134	—
Other liabilities	24,246	25,317	21,830	17,076	21,120
Total liabilities	2,942,823	2,906,365	2,866,348	2,784,809	2,791,471

Shareholders' equity	535,721	525,220	513,158	498,653	487,625
Total liabilities and shareholders' equity	$3,478,544	$3,431,585	$3,379,506	$3,283,462	$3,279,096

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	Three Months Ended					Year Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Interest income
Interest and fees on loans	$35,634	$36,353	$35,608	$33,793	$33,427	$141,388	$123,895
Securities	1,442	1,436	1,519	1,557	1,542	5,954	6,020
Other interest-earning assets	1,279	1,212	1,359	1,483	1,696	5,333	5,030
Equity investments	213	192	163	152	217	720	814
Total interest income	38,568	39,193	38,649	36,985	36,882	153,395	135,759
Interest expense
Deposits	4,463	4,130	3,822	3,584	3,551	15,999	10,586
Federal Home Loan Bank advances	316	483	523	64	—	1,386	73
Repurchase agreements	—	1	1	1	1	3	4
Note payable and junior subordinated debt	3	4	4	8	110	19	435
Total interest expense	4,782	4,618	4,350	3,657	3,662	17,407	11,098
Net interest income	33,786	34,575	34,299	33,328	33,220	135,988	124,661
Provision (recapture) for loan losses	(148)	579	807	1,147	(2,169)	2,385	(1,756)
Net interest income after provision (recapture) for loan losses	33,934	33,996	33,492	32,181	35,389	133,603	126,417
Noninterest income
Deposit account service charges	1,587	1,681	1,657	1,629	1,709	6,554	6,281
Net gain (loss) on sale of assets	305	190	69	88	168	652	660
Card interchange fees	1,007	908	941	864	921	3,720	3,741
Earnings on bank-owned life insurance	430	430	3,721	430	456	5,011	1,815
Other	388	906	915	482	605	2,691	1,755
Total noninterest income	3,717	4,115	7,303	3,493	3,859	18,628	14,252
Noninterest expense
Salaries and employee benefits	14,264	13,951	14,185	13,822	13,834	56,222	51,524
Net occupancy expense	2,417	2,484	2,338	2,267	2,268	9,506	9,394
Regulatory fees	84	144	446	464	507	1,138	2,053
Data processing	651	652	661	714	664	2,678	2,677
Software	423	469	425	440	408	1,757	1,576
Printing, stationery and office	309	313	327	353	303	1,302	1,161
Amortization of intangibles	216	221	225	232	237	894	985
Professional and director fees	1,220	1,455	2,282	2,091	1,123	7,048	3,537
Correspondent bank and customer related transaction expenses	70	67	66	65	64	268	265
Loan processing costs	102	124	124	95	153	445	448
Advertising, marketing and business development	452	407	532	440	406	1,831	1,824
Repossessed real estate and other asset expense	1	—	—	—	7	1	72
Security and protection expense	364	410	367	323	317	1,464	1,276
Telephone and communications	506	434	456	378	408	1,774	1,530
Other expenses	1,031	914	969	901	1,057	3,815	3,694
Total noninterest expense	22,110	22,045	23,403	22,585	21,756	90,143	82,016
Net income before income tax expense	15,541	16,066	17,392	13,089	17,492	62,088	58,653
Income tax expense	2,905	2,990	3,077	2,599	3,380	11,571	11,364
Net income	$12,636	$13,076	$14,315	$10,490	$14,112	$50,517	$47,289

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	12/31/2019			9/30/2019			12/31/2018
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,682,842	$35,634	5.27%	$2,655,941	$36,353	5.43%	$2,468,415	$33,427	5.37%
Securities	232,441	1,442	2.46%	234,525	1,436	2.41%	226,882	1,542	2.70%
Other interest-earning assets	300,395	1,279	1.69%	215,900	1,212	2.25%	293,299	1,696	2.30%
Equity investments	16,140	213	5.24%	16,154	192	4.72%	14,789	217	5.79%
Total interest-earning assets	3,231,818	$38,568	4.73%	3,122,520	$39,193	4.98%	3,003,385	$36,882	4.87%
Allowance for loan losses	(25,591)			(25,422)			(24,305)
Noninterest-earnings assets	298,615			296,861			295,236
Total assets	$3,504,842			$3,393,959			$3,274,316
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,646,883	$4,463	1.08%	$1,557,503	$4,130	1.05%	$1,578,146	$3,551	0.89%
Federal Home Loan Bank advances	68,913	316	1.82%	83,804	483	2.29%	—	—	—
Repurchase agreements	423	—	—	1,043	1	0.38%	1,925	1	0.21%
Note payable and junior subordinated debt	—	3	—	—	4	—	9,817	110	4.28%
Total interest-bearing liabilities	1,716,219	$4,782	1.11%	1,642,350	$4,618	1.12%	1,589,888	$3,662	0.91%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,212,939			1,189,087			1,181,035
Other liabilities	42,406			39,775			23,083
Total noninterest-bearing liabilities	1,255,345			1,228,862			1,204,118
Shareholders’ equity	533,278			522,747			480,310
Total liabilities and shareholders’ equity	$3,504,842			$3,393,959			$3,274,316
Net interest income		$33,786			$34,575			$33,220
Net interest spread (3)			3.62%			3.86%			3.96%
Net interest margin (4)			4.15%			4.39%			4.39%
Net interest margin—tax equivalent (5)			4.18%			4.43%			4.42%

(1)Annualized.

(2)Includes average outstanding balances related to loans held for sale.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)Tax equivalent adjustments of $251,000,  $257,000 and $257,000  for the quarters ended December  31, 2019,  September 30, 2019 and December  31, 2018, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	Years Ended December 31,
	2019			2018
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earnings assets:
Total loans (1)	$2,608,505	$141,388	5.42%	$2,392,348	$123,895	5.18%
Securities	233,543	5,954	2.55%	227,384	6,020	2.65%
Other interest-earning assets	243,349	5,333	2.19%	255,323	5,030	1.97%
Equity investments	14,852	720	4.85%	15,282	814	5.32%
Total interest-earning assets	3,100,249	$153,395	4.95%	2,890,337	$135,759	4.70%
Allowance for loan losses	(24,971)			(25,063)
Noninterest-earnings assets	299,387			290,868
Total assets	$3,374,665			$3,156,142
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,566,038	$15,999	1.02%	$1,519,643	$10,586	0.70%
Federal Home Loan Bank advances	61,589	1,386	2.25%	3,356	73	2.18%
Repurchase agreements	1,046	3	0.29%	1,601	4	0.25%
Note payable and junior subordinated debt	—	19	—	10,572	435	4.11%
Total interest-bearing liabilities	1,628,673	$17,407	1.07%	1,535,172	$11,098	0.72%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,193,527			1,134,191
Other liabilities	37,458			22,082
Total noninterest-bearing liabilities	1,230,985			1,156,273
Shareholders’ equity	515,007			464,697
Total liabilities and shareholders’ equity	$3,374,665			$3,156,142
Net interest income		$135,988			$124,661
Net interest spread (2)			3.88%			3.98%
Net interest margin (3)			4.39%			4.31%
Net interest margin—tax equivalent (4)			4.42%			4.35%

(1)Annualized.

(2)Includes average outstanding balances related to loans held for sale.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)Tax equivalent adjustments of $1.0 million and $1.1 million for the years ended December  31, 2019 and 2018, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis (Unaudited)

(In thousands)

	Three Months Ended December 31, 2019, Compared to
	Three Months Ended September 30, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Total
Interest-earning assets:
Total loans	$(1,087)	$368	$(719)
Securities	30	(24)	6
Other interest-earning assets	(424)	491	67
Equity investments	21	—	21
Total increase (decrease) in interest income	(1,460)	835	(625)
Interest-bearing liabilities:
Interest-bearing deposits	96	237	333
Federal Home Loan Bank advances	(81)	(86)	(167)
Repurchase agreements	—	(1)	(1)
Note payable and junior subordinated debt	(1)	—	(1)
Total increase in interest expense	14	150	164
Increase (decrease) in net interest income	$(1,474)	$685	$(789)

	Three Months Ended December 31, 2019, Compared to
	Three Months Ended December 31, 2018
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Total
Interest-earning assets:
Total loans	$(697)	$2,904	$2,207
Securities	(138)	38	(100)
Other interest-earning assets	(458)	41	(417)
Equity investments	(24)	20	(4)
Total increase (decrease) in interest income	(1,317)	3,003	1,686
Interest-bearing liabilities:
Interest-bearing deposits	757	155	912
Federal Home Loan Bank advances	316	—	316
Repurchase agreements	—	(1)	(1)
Note payable and junior subordinated debt	—	(107)	(107)
Total increase in interest expense	1,073	47	1,120
Increase (decrease) in net interest income	$(2,390)	$2,956	$566

	Year Ended December 31, 2019, Compared to
	Year Ended December 31, 2018
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Total
Interest-earning assets:
Total loans	$6,299	$11,194	$17,493
Securities	(230)	164	(66)
Other interest-earning assets	540	(237)	303
Equity investments	(71)	(23)	(94)
Total increase in interest income	6,538	11,098	17,636
Interest-bearing liabilities:
Interest-bearing deposits	5,090	323	5,413
Federal Home Loan Bank advances	46	1,267	1,313
Repurchase agreements	—	(1)	(1)
Note payable and junior subordinated debt	—	(416)	(416)
Total increase in interest expense	5,136	1,173	6,309
Increase in net interest income	$1,402	$9,925	$11,327

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

Interest-earnings assets:
Total loans	5.27%	5.43%	5.51%	5.48%	5.37%
Securities	2.46%	2.41%	2.61%	2.73%	2.70%
Other interest-earning assets	1.69%	2.25%	2.48%	2.51%	2.30%
Equity investments	5.24%	4.72%	4.32%	5.02%	5.79%
Total interest-earning assets	4.73%	4.98%	5.07%	5.03%	4.87%

Interest-bearing liabilities:
Interest-bearing deposits	1.08%	1.05%	1.01%	0.94%	0.89%
Federal Home Loan Bank advances	1.82%	2.29%	2.53%	2.67%	—
Repurchase agreements	—	0.38%	0.46%	0.22%	0.21%
Note payable and junior subordinated debt	—	—	—	4.44%	4.28%
Total interest-bearing liabilities	1.11%	1.12%	1.09%	0.95%	0.91%

Net interest spread (1)	3.62%	3.86%	3.98%	4.08%	3.96%
Net interest margin (2)	4.15%	4.39%	4.50%	4.53%	4.39%
Net interest margin—tax equivalent (3)	4.18%	4.43%	4.53%	4.56%	4.42%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

Assets
Interest-earnings assets:
Total loans (1)	$2,682,842	$2,655,941	$2,591,928	$2,500,788	$2,468,415
Securities	232,441	234,525	233,339	231,650	226,882
Other interest-earning assets	300,395	215,900	219,639	239,281	293,299
Equity investments	16,140	16,154	15,218	12,285	14,789
Total interest-earning assets	3,231,818	3,122,520	3,060,124	2,984,004	3,003,385
Allowance for loan losses	(25,591)	(25,422)	(24,829)	(24,016)	(24,305)
Noninterest-earnings assets	298,615	296,861	299,234	302,915	295,236
Total assets	$3,504,842	$3,393,959	$3,334,529	$3,262,903	$3,274,316

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,646,883	$1,557,503	$1,514,697	$1,544,039	$1,578,146
Federal Home Loan Bank advances	68,913	83,804	83,022	9,722	—
Repurchase agreements	423	1,043	877	1,856	1,925
Note payable and junior subordinated debt	—	—	—	365	9,817
Total interest-bearing liabilities	1,716,219	1,642,350	1,598,596	1,555,982	1,589,888
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,212,939	1,189,087	1,194,645	1,177,086	1,181,035
Other liabilities	42,406	39,775	32,991	34,634	23,083
Total noninterest-bearing liabilities	1,255,345	1,228,862	1,227,636	1,211,720	1,204,118
Shareholders’ equity	533,278	522,747	508,297	495,201	480,310
Total liabilities and shareholders’ equity	$3,504,842	$3,393,959	$3,334,529	$3,262,903	$3,274,316

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	12/31/2019		9/30/2019		6/30/2019		3/31/2019		12/31/2018
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$527,607	19.9%	$523,831	19.5%	$540,084	20.4%	$559,882	21.9%	$519,779	21.2%
Real estate:
Commercial real estate	900,746	34.0%	875,329	32.6%	854,513	32.2%	811,742	31.8%	795,733	32.4%
Construction and development	527,812	19.9%	572,276	21.4%	559,672	21.1%	572,861	22.5%	515,533	21.0%
1-4 family residential	280,192	10.6%	287,434	10.7%	281,525	10.6%	281,502	11.0%	282,011	11.5%
Multi-family residential	277,209	10.5%	298,396	11.1%	298,887	11.3%	213,582	8.4%	221,194	9.0%
Consumer	36,782	1.4%	37,975	1.4%	39,803	1.5%	39,072	1.5%	39,421	1.6%
Agricultural	9,812	0.4%	10,836	0.4%	9,923	0.4%	8,915	0.4%	11,076	0.5%
Other	86,513	3.3%	76,860	2.9%	65,471	2.5%	64,215	2.5%	68,382	2.8%
Gross loans	2,646,673	100.0%	2,682,937	100.0%	2,649,878	100.0%	2,551,771	100.0%	2,453,129	100.0%
Less deferred fees and unearned discount	(6,125)		(6,113)		(6,181)		(6,210)		(6,306)
Less allowance for loan losses	(25,280)		(25,576)		(25,342)		(24,643)		(23,693)
Less loans held for sale	(1,463)		—		(1,408)		(852)		—
Loans, net	$2,613,805		$2,651,248		$2,616,947		$2,520,066		$2,423,130

Deposits:
Interest-bearing demand accounts	$369,744	13.0%	$337,746	12.3%	$351,326	12.8%	$352,623	12.8%	$387,457	14.0%
Money market accounts	805,942	28.3%	739,436	26.9%	717,883	26.2%	695,968	25.3%	737,770	26.7%
Savings accounts	92,183	3.2%	91,413	3.3%	91,828	3.4%	96,251	3.5%	96,962	3.5%
Certificates and other time deposits, $100,000 or greater	208,018	7.3%	198,561	7.3%	189,741	6.9%	181,507	6.6%	189,007	6.8%
Certificates and other time deposits, less than $100,000	191,640	6.7%	180,451	6.6%	186,842	6.8%	195,478	7.1%	172,028	6.2%
Total interest-bearing deposits	1,667,527	58.5%	1,547,607	56.4%	1,537,620	56.1%	1,521,827	55.3%	1,583,224	57.2%
Noninterest-bearing deposits	1,184,861	41.5%	1,196,720	43.6%	1,201,287	43.9%	1,229,172	44.7%	1,183,058	42.8%
Total deposits	$2,852,388	100.0%	$2,744,327	100.0%	$2,738,907	100.0%	$2,750,999	100.0%	$2,766,282	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Nonperforming Assets (at period end):
Nonaccrual loans:
Commercial and industrial	$596	$354	$1,795	$1,390	$1,317
Real estate:
Commercial real estate	67	159	850	862	1,517
Construction and development	—	—	—	—	—
1-4 family residential	314	629	624	635	656
Multi-family residential	—	—	—	—	—
Consumer	—	—	—	47	—
Agricultural	—	—	—	—	—
Nonaccrual loans	977	1,142	3,269	2,934	3,490
Accruing loans 90 or more days past due	—	—	9	—	—
Total nonperforming loans	977	1,142	3,278	2,934	3,490
Foreclosed assets	—	—	36	41	12
Total nonperforming assets	$977	$1,142	$3,314	$2,975	$3,502

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,671	$7,470	$7,792	$8,416	$7,719
Real estate:
Commercial real estate	7,975	7,788	7,371	6,784	6,730
Construction and development	4,446	4,825	4,579	4,700	4,298
1-4 family residential	2,257	2,338	2,236	2,249	2,281
Multi-family residential	1,699	1,829	2,178	1,457	1,511
Consumer	388	558	458	357	387
Agricultural	74	82	73	50	62
Other	770	686	655	630	705
Total allowance for loan losses	$25,280	$25,576	$25,342	$24,643	$23,693

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.03%	0.03%	0.10%	0.09%	0.11%
Nonperforming loans to total loans	0.04%	0.04%	0.12%	0.12%	0.14%
Allowance for loan losses to nonperforming loans	2,587.51%	2,239.58%	773.09%	839.91%	678.88%
Allowance for loan losses to total loans	0.96%	0.96%	0.96%	0.97%	0.97%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$25,576	$25,342	$24,643	$23,693	$24,486

Provision (recapture) for loan losses	(148)	579	807	1,147	(2,169)

Net (charge-offs) recoveries
Commercial and industrial	(205)	(374)	22	(206)	1,521
Real estate:
Commercial real estate	(1)	33	2	2	(156)
Construction and development	—	—	—	—	(1)
1-4 family residential	—	1	(11)	1	—
Consumer	47	(1)	(78)	6	1
Agricultural	10	—	—	—	10
Other	1	(4)	(43)	—	1
Total net (charge-offs) recoveries	(148)	(345)	(108)	(197)	1,376

Allowance for loan losses at end of period	$25,280	$25,576	$25,342	$24,643	$23,693

Net charge-offs (recoveries) to average loans (1)	0.02%	0.05%	0.02%	0.03%	(0.22%)

(1)Annualized.

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Tangible Equity
Total shareholders’ equity	$535,721	$525,220	$513,158	$498,653	$487,625
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,938	5,106	5,318	5,538	5,775
Tangible equity	$449,833	$439,164	$426,890	$412,165	$400,900
Tangible Assets
Total assets	$3,478,544	$3,431,585	$3,379,506	$3,283,462	$3,279,096
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,938	5,106	5,318	5,538	5,775
Tangible assets	$3,392,656	$3,345,529	$3,293,238	$3,196,974	$3,192,371

Common shares outstanding	24,980	24,923	24,923	24,918	24,907

Book value per share	$21.45	$21.07	$20.59	$20.01	$19.58
Tangible book value per share	$18.01	$17.62	$17.13	$16.54	$16.10
Total shareholders’ equity to total assets	15.40%	15.31%	15.18%	15.19%	14.87%
Tangible equity to tangible assets	13.26%	13.13%	12.96%	12.89%	12.56%

Investor Relations:

Justin M.  Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com